WAIVER, CONSENT, AND AMENDMENT AGREEMENT

THIS WAIVER, CONSENT, AND AMENDMENT AGREEMENT (this “Agreement”) is made, entered into, and effective as of June 2, 2006 by and between Lighting Science Group Corporation, a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) of shares of the Company’s 6% Convertible Preferred Stock, $0.001 par value per share (“Preferred Stock”) and/or a warrant or warrants (“PIPE Warrants”) for the purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”). Any and all capitalized terms used but not defined herein shall have the meaning(s) assigned to such terms in the Purchase Agreement (defined below).

RECITALS

WHEREAS, the Company and the Holder are parties to that certain Securities Purchase Agreement dated May 10, 2005 by and among the Company and the parties listed on Exhibit A thereto (the “Purchase Agreement”) and the Holder is the holder of shares of Preferred Stock and/or PIPE Warrants;

WHEREAS, the Company desires to borrow up to $2,000,000 from a traditional commercial bank (the “Debt”) and, for each dollar of the Debt guaranteed by such Guarantor (defined below), to sell, grant, and/or issue a warrant or warrants for the purchase of two shares of the Common Stock at an exercise price of $0.30 per share (the “Guarantee Warrants”) to each party (each a “Guarantor” and, collectively, the “Guarantors”) that guarantees the Debt (but up to a maximum of Guarantee Warrants to purchase 5,000,000 shares of Common Stock in the aggregate);

WHEREAS, pursuant to the Purchase Agreement, (a) the Company granted to the Holder the Right of First Refusal to purchase all or any part of the Holder’s pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue and (b) no provision of the Purchase Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding shares of Preferred Stock and no provision of the Purchase Agreement may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought;

WHEREAS, pursuant to the Certificate of Designation of Preferred Stock of the Company (the “Certificate of Designation”), (a) the Conversion Price (as defined in the Certificate of Designation) shall be subject to adjustment in the event that the Company shall issue or distribute New Securities, in any such case at a price per share less than $0.80 or that would entitle the holders of the New Securities to subscribe for or purchase shares of Common Stock at less than $0.80 per share and (b) the Company is restricted and limited from taking certain actions, including any action to alter, modify, or amend the terms of the Preferred Stock in any way, without the vote or written consent by the holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a single class;

WHEREAS, pursuant to the PIPE Warrants, the Exercise Price (as defined in the PIPE Warrants) shall be subject to adjustment in the event that the Company shall issue or distribute New Securities, in any such case at a price per share less than $0.80 (subject to any proportionate adjustment as provided in the PIPE Warrants) or that would entitle the holders of the New Securities to subscribe for or purchase shares of Common Stock at less than $0.80 (subject to any proportionate adjustment as provided in the PIPE Warrants);

WHEREAS, the Company has requested that Holder (a) waive its Right of First Refusal with respect to the Debt and the sale, grant and/or issuance of the Guarantee Warrants, (b) waive its Conversion Price adjustments to the Preferred Stock, and its Exercise Price adjustments to the PIPE Warrants, that would otherwise be triggered as a result of the sale, grant, and/or issuance of the Guarantee Warrants, and (c) consent to the Debt, the sale, grant, and issuance of the Guarantee Warrants, and the amendments and modifications to certain provisions of the Transaction Documents (collectively, the “Contemplated Transactions”), and Holder has agreed to do so on the condition that the Company execute and enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Waivers and Consents. The Holder unconditionally and irrevocably waives forever any and all rights of the Holder with respect to the Right of First Refusal, any Conversion Price adjustments, and any Exercise Price adjustments (if any) and any and all other rights of the Holder that would otherwise be triggered as a result of the sale, grant, and/or issuance of the Guarantee Warrants and/or the consummation of the Contemplated Transactions. The Holder hereby approves and consents to the Contemplated Transactions. This Agreement shall be and constitute a written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware and shall be and constitute a written waiver, consent, amendment, and modification under and pursuant to and in accordance with the Purchase Agreement, the Certificate of Designation, and the PIPE Warrants. The waivers, amendments, and other changes to the Purchase Agreement and the Certificate of Designation contemplated by this Agreement shall apply to all holders of shares of Preferred Stock, and all shares of Preferred Stock, outstanding as of the date of this Agreement.

2. Amendments to the Certificate of Designation. The Holder hereby approves and consents, and the Company consents, to the following amendments to the Certificate of Designation (or an Amended and Restated Certificate of Designation that integrates the following amendments to the Certificate of Designation):

(a) Paragraph 6(g) of the Certificate of Designation shall be amended and modified by (i) deleting each reference to “$0.80” therein and (ii) substituting “$0.50” therefor;

(b) Paragraph 10 of the Certificate of Designation shall be amended and modified by (i) deleting the reference to “$0.80” in the definition of “Conversion Price” therein and (ii) substituting “$0.50” therefor;

(c) The Certificate of Designation shall be amended and modified to otherwise change all references to “Conversion Price” therein (and conform any and all provisions therein relating to the term Conversion Price as used therein, including, without limitation, provisions relating to adjustments to the Conversion Price therein) from $0.80 to $0.50;

(d) If the Current Market Price (as defined in the Certificate of Designation) of the Common Stock is less than $0.50 per share on December 29, 2006, then Paragraph 6(g) of the Certificate of Designation shall be further and immediately amended and modified by (i) deleting each reference to “$0.50” therein and (ii) substituting “$0.30” therefor;

(e) If the Current Market Price of the Common Stock is less than $0.50 per share on December 29, 2006, then Paragraph 10 of the Certificate of Designation shall be further and immediately amended and modified by (i) deleting the reference to “$0.50” in the definition of “Conversion Price” therein and (ii) substituting “$0.30” therefor; and

(f) If the Current Market Price of the Common Stock is less than $0.50 per share on December 29, 2006, then the Certificate of Designation shall be further and immediately amended and modified to otherwise change all references to “Conversion Price” therein (and conform any and all provisions therein relating to the term Conversion Price as used therein, including, without limitation, provisions relating to adjustments to the Conversion Price therein) from $0.50 to $0.30.

(g)  Paragraph 10 of the Certificate of Designation shall be amended and modified by (i) deleting the reference to “$1.60” in the definition of “Forced Conversion Conditions” therein and (ii) substituting “$1.00” therefor.

3. Amendments to the PIPE Warrants. The Holder hereby approves and consents, and the Company consents, to the following amendments to the PIPE Warrants (or Amended and Restated Warrants that integrate the following amendments to the PIPE Warrants):

(a) The PIPE Warrants shall be amended and modified by (i) deleting the reference to “$0.96” for purposes of the definition of “Exercise Price” therein and (ii) substituting “$0.30” therefor;

(b) Section 6 of the PIPE Warrants shall be amended and modified by (i) deleting each reference to “$0.80” therein and (ii) substituting “$0.30” therefor; and

(c) The PIPE Warrants shall be amended and modified to otherwise change all references to “Exercise Price” (and conform any and all provisions relating to the Exercise Price) from $0.96 to $0.30 and change and conform any and all provisions relating to adjustments to the Exercise Price from $0.80 to $0.30.

4. No Continuing Waiver or Consent. No waiver by the Holder hereunder shall be deemed to be a continuing waiver in the future or a waiver of any provision, condition or requirement of any of the Transaction Documents other than as specifically waived by the Holder hereunder, nor shall any consent given by the Holder hereunder be deemed to be a consent to any thing or matter other than a consent to the Contemplated Transactions.

5. Further Assurances; Legal Prohibitions. Each party hereto shall (a) furnish such information, (b) execute and deliver such documents, and (c) do all other such acts and things, in each case, if and as reasonably requested by any other party hereto for the purpose of carrying out the intents and purposes of this Agreement and the Contemplated Transactions. If the performance by the Company of any obligation(s) of the Company under this Agreement may be prohibited or otherwise limited by applicable law, the Company and the Holder shall use commercially reasonable efforts to enable the Company to fully satisfy, fulfill, and perform such obligation(s) or satisfy, fulfill, and perform such obligation(s) to the extent not prohibited by applicable law.

6. Entire Agreement; Modification. This Agreement (together with the Transaction Documents and each other document contemplated by this Agreement) terminates, supersedes, and replaces all prior written and oral agreements among the parties hereto with respect to the subject matter of this Agreement, and constitutes (together with the Transaction Documents and each other document contemplated by this Agreement) a complete and exclusive statement of the terms of the agreement by and among the parties hereto with respect to the subject matter of this Agreement. This Agreement shall be deemed to be a “Transaction Document” under the Purchase Agreement. The Company and the Holder acknowledge and agree that this Agreement does not in any way affect or diminish the rights, duties or obligations of the Company or the Holder under any of the Transaction Documents, except as specifically set forth herein. This Agreement may not be amended or otherwise modified except by a written agreement executed by all parties to be charged with or otherwise affected by any such amendment or modification.

7. Conditions Precedent. Notwithstanding anything to the contrary in this Agreement, this Agreement shall be effective and binding upon the Company, the Holder, and each of the successors and permitted assigns of the Company and the Holder, respectively, upon the execution of this Agreement by the Company and the Holder and the delivery of counterparts of this Agreement executed by each party hereto on the signature page(s) of this Agreement.

8. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one (1) and the same instrument.

10. Assignments, Successors, and No Third-Party Rights. This Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors, heirs, personal representatives, and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement shall be construed to give any party other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the successors, heirs, personal representatives, and permitted assigns of the parties hereto.

11. Miscellaneous. Unless stated otherwise herein (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, and (c) this Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, excluding the body of law relating to conflict of laws. On and after the date hereof, all references to the Transaction Documents shall refer to the Transaction Documents as amended and modified by this Agreement.

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Signature Page To Follow.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver, Consent, and Amendment Agreement effective as of the date first written above.

COMPANY:

Lighting Science Group Corporation

By:
Name:
Title:

HOLDER:

[INSERT NAME OF HOLDER]
By:
Name:
Title:

Date: June ______, 2006

Signature Page No. 1 of 1 to Waiver, Consent, and Amendment Agreement.